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                                                                   EXHIBIT 10.16

                              UNILAB CORPORATION




                                        November 23, 1999


Kelso & Company, Inc.
320 Park Avenue, 24th Floor
New York, NY 10022

Ladies and Gentlemen:

                Unilab Corporation ("the Company"), hereby agrees to retain you, Kelso & Company, Inc. ("Kelso"), to provide financial advisory and other services to the Company. In consideration of providing such services, the Company will pay Kelso (i) a fee of $6,000,000 in cash, which amount shall be paid substantially concurrently with the consummation of the merger of UC Acquisition Sub, Inc. ("Merger Sub") with and into the Company (the "Merger") and (ii) an annual fee of $600,000, which shall be payable, with respect to the remainder of 1999, on the date hereof on a pro rata basis and thereafter shall be payable in full on January 1 of each calendar year. The Company shall also reimburse Kelso promptly for Kelso's out-of-pocket costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Agreement and Plan of Merger between the Company and Merger Sub dated May 24, 1999 as amended (the "Merger Agreement") and the performance of services by Kelso hereunder.

                The Company agrees to indemnify and hold harmless Kelso and each of its partners, directors, officers, employees, representatives, agents, affiliates and controlling persons (collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any legal or other expenses reasonably incurred by any Indemnified Person in connection with defending or investigating any such action or claim) to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to or arising out of the performance of services for the Company or its successor or successors, or related to or arising out of the Merger or any of the other transactions contemplated by the Merger Agreement (including the financing of the Merger) except to the extent that any such loss, claim, damage, liability or
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Kelso & Company, Inc.
November 23, 1999
Page 2

expense is held in a final non-appealable judgment by a court of competent jurisdiction to have primarily resulted from such Indemnified Person's bad faith, willful misconduct or gross negligence.



                This Letter Agreement shall be governed by the laws of the State of New York.

                If the foregoing correctly sets forth our agreement, please so indicate by signing a counterpart of this letter whereupon it shall become a binding agreement between us.


                        Very truly yours,


                        UNILAB CORPORATION


                        By: /s/ illegible
                            ---------------------------

Accepted and agreed
as of the date first
above written

KELSO & COMPANY, L.P.

By: Kelso & Companies
      General Partner

By: /s/ illegible
    ------------------------

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